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                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                 Form 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): April 15, 1998


              CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
           (Exact Name of registrant specified in its charter)


United States                     333-36939                22-2382028
(State or other Jurisdiction of   (Commission File Number) (I.R.S. employer
Incorporation)                                             Identification No.)


                           802 Delaware Avenue
                        Wilmington, Delaware 19801
                 (Address of principal executive offices)
              Registrant's telephone number: (302) 575-5033


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Item 5.  Other Events

                  On April 15, 1998, the Sale and Servicing Agreement, dated as of April 1, 1998, between Chase Manhattan Auto Owner Trust 1998-B, as Issuer and Chase Manhattan Bank USA, National Association, as Seller and Servicer, was executed and entered into by the parties thereto.

                  On April 15, 1998, the Indenture, dated as of April 1, 1998, between Chase Manhattan Auto Owner Trust 1998-B, as Issuer, and Norwest Bank Minnesota, National Association, as Indenture Trustee, was executed and entered into by the parties thereto.

                  On April 15, 1998, the amended and restated Trust Agreement, dated as of April 1, 1998, between Chase Manhattan Bank USA, National Association, as Depositor, and Wilmington Trust Company, as Owner Trustee, was executed and entered into by the parties thereto.

                  On April 15, 1998, the Administration Agreement, dated as of April 1, 1998, between Chase Manhattan Auto Owner Trust 1998-B, as Issuer, Norwest Bank Minnesota, National Association, as Indenture Trustee, and The Chase Manhattan Bank, as Administrator, was executed and entered into by the parties thereto.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits

Exhibits

4.1(B)(2) Sale and Servicing Agreement, dated April 1, 1998.

4.2(2)    Indenture, dated April 1, 1998.

4.3(C)(2) Amended and Restated Trust Agreement, dated April 1, 1998.

4.4(2)    Administration Agreement, dated April 1, 1998.

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                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CHASE MANHATTAN BANK USA,
                                        NATIONAL ASSOCIATION       (Registrant)


                                                     By: /s/ Keith Schuck
                                                         ----------------------
                                                     Name:    Keith Schuck
                                                     Title:   Controller

Date:  April 15, 1998

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                            INDEX TO EXHIBITS

Exhibit Number  Exhibit                                           Sequentially
--------------  -------                                           Numbered Pages
                                                                  --------------

4.1(B)(2)       Sale and Servicing Agreement, dated April 1, 1998.

4.2(2)          Indenture, dated April 1, 1998.

4.3(C)(2)       Amended and Restated Trust Agreement, dated April 1, 1998.

4.4(2)          Administration Agreement, dated April 1, 1998.